SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               September 16, 2004



                              THE COCA-COLA COMPANY
             (Exact name of Registrant as specified in its charter)



     Delaware                        001-02217               58-0628465
  (State or other                   (Commission             (IRS Employer
   jurisdiction                     File Number)           Identification No.)
 of incorporation)



              One Coca-Cola Plaza
                Atlanta, Georgia                                   30313
    (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (404) 676-2121


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Item 1.01.        Entry into a Material Definitive Agreement.

On September 16, 2004, The Coca-Cola Company (the "Company") and E. Neville Isdell finalized the terms of employment and compensation arrangements for Mr. Isdell's service as Chairman and Chief Executive Officer of the Company. The material terms of the compensation arrangements provide for an annual base salary of $1,500,000 and participation in the Company's annual incentive program and long-term equity plan. Additionally, as previously disclosed, on July 22, 2004, the Company granted to Mr. Isdell, a stock option award of 450,000 options and a special one-time restricted stock award of 140,000 shares, in recognition of his new role. A copy of the letter from the Company to Mr. Isdell outlining the terms of employment and compensation arrangements is attached as Exhibit
99.1. A copy of Mr. Isdell's stock award agreement under The Coca-Cola Company 1989 Restricted Stock Award PlanAgreement is attached as Exhibit
99.2.


Item 9.01(c).    Exhibits

Exhibit 99.1     Letter, dated September 16, 2004, from The Coca-Cola Company to
                 E. Neville Isdell.

Exhibit 99.2     Stock Award Agreement for E. Neville Isdell.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE COCA-COLA COMPANY
                                           (REGISTRANT)


Date: September 17, 2004                By: /s/Gary P. Fayard
                                            ------------------------------
                                            Gary P. Fayard
                                            Executive Vice President and
                                             Chief Financial Officer

                                  Exhibit Index



 Exhibit No.

Exhibit 99.1     Letter, dated September 16, 2004, from The Coca-Cola Company to
                 E. Neville Isdell.

Exhibit 99.2     Stock Award Agreement for E. Neville Isdell.